UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          _________________________


                                  FORM 8-K

                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported)    June 28, 2000
                                                          -------------


                         ANIXTER INTERNATIONAL INC.
            -----------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)

              Delaware                  1-5989            94-1658138
              --------                  ------            ----------
    (State or Other Jurisdiction     (Commission        (IRS Employer
         of Incorporation)           File Number)    Identification No.)


               4711 Golf Road, Skokie, Illinois           60076
          --------------------------------------------------------

            (Address of Principal Executive Offices)   (Zip Code)


   Registrant's telephone number, including area code  (847) 677-2600
                                                       --------------





   ITEM 5.   OTHER EVENTS.

             On June 28, 2000, Anixter International Inc. (the "Company") received $200 million (gross proceeds inclusive of the initial purchaser's over-allotment option) from the placement under Rule 144A of $792 million aggregate principal amount at maturity in 2020, of senior, zero-coupon notes with a 7% yield to maturity. The notes are convertible into a maximum of 5,908,558 shares of common stock of the Company at an initial conversion price of $33.86 per share of common stock (22% above the June 22, 2000 closing price on the New York Stock Exchange). Proceeds from the sale of the notes will initially be used to pay off debt of the Company, with such amounts expected to be reborrowed again in the future for growth of the business and general corporate purposes. A copy of the press release relating to the completion of the offering of the notes is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS.

             (c)  Exhibits.

                  99.1 Press release, dated June 28, 2000, issued by the Company.






























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                                 SIGNATURES
                                 ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ANIXTER INTERNATIONAL INC.
                                           (Registrant)



   Date: June 29, 2000                     By:  /s/ Dennis J. Letham
                                                ------------------------
                                                Dennis J. Letham
                                                Senior Vice President -
                                                Finance and
                                                Chief Financial Officer



































                                     -3-





                                EXHIBIT INDEX
                                -------------


   EXHIBIT
   NO.       DESCRIPTION
   -------   -----------

   99.1      Press release, dated June 28, 2000, issued by the Company.